Exhibit 99.1

FOR IMMEDIATE RELEASE

TORNIER TO ACQUIRE ORTHOHELIX SURGICAL DESIGNS

Acquisition Is Expected to More Than Double Tornier’s Lower Extremity Revenue

Transaction Will Bring Innovative Technologies, High Growth, and Strong Gross Margins

AMSTERDAM, The Netherlands and Medina, OH, August 24, 2012 – Tornier N.V. (NASDAQ: TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, today announced that it has signed a definitive agreement to acquire OrthoHelix Surgical Designs, Inc. for $135 million plus additional payments over two years, which will be based on achieving certain revenue growth milestones.

OrthoHelix is an innovative, high growth, and EBITDA positive company that is focused on developing and marketing specialty implantable screw and plate systems for the repair of small bone fractures and deformities predominantly in the foot and ankle. OrthoHelix’s sales for the calendar year 2012, which are all based in the United States, are projected to reach approximately $29 million, an increase of over 30% compared to 2011. OrthoHelix’s gross profit margin on 2012 sales is expected to exceed 80% and EBITDA is expected to be positive. The addition of OrthoHelix is expected to more than double Tornier’s lower extremity revenue and allow Tornier to increase its focus on foot and ankle surgeons.

Douglas W. Kohrs, President and Chief Executive Officer of Tornier, commented, “We are pleased to welcome the employees, surgeon advisors, and distribution partners of OrthoHelix to Tornier. OrthoHelix’s innovative technology, products, and surgeon focused culture will help us take our Specialists Serving Specialists strategy to the next level. The transaction will enable us to substantially expand our sales coverage of foot and ankle surgeons, significantly enhance our addressable lower extremity market opportunity, and position us to achieve more consistent growth across our upper and lower extremity product categories.”

OrthoHelix’s strong growth is led by its MaxLock Extreme® small bone screw and plate systems featuring proprietary anatomic contouring, low profile, and multiplanar fixation. The combination of OrthoHelix’s broad line of plate and screw systems with Tornier’s ankle arthroplasty, biologics, and other foot and ankle implants is expected to create one of the broadest product and technology offerings to lower extremity surgical specialists in the orthopedic industry. In addition, Tornier plans to utilize its strong international distribution channel to accelerate OrthoHelix’s geographic expansion beyond its current sales base in the United States.

Dennis Stripe, President and CEO of OrthoHelix, commented, “We are very excited by the opportunities that the OrthoHelix and Tornier combination will present to our surgeon customers and our employees. We believe Tornier’s resources will position us to drive significant organic growth in the lower extremity business through product innovation, access to novel arthroplasty and biologic products, and, over time, an international presence for OrthoHelix through Tornier’s strong proven distribution network. We are confident that our strong “Surgeons Speak. We Deliver” culture will only be enhanced as part of Tornier.”

Under the terms of the agreement, Tornier has agreed to acquire OrthoHelix for $135 million, which will consist of $100 million in cash and $35 million in Tornier’s stock. Tornier intends to use cash on hand and borrowings to pay for the acquisition. Upon closing, the transaction is expected to be dilutive to Tornier’s 2013 earnings per share, excluding amortization and stock compensation expense, and acquisition and integration related charges, or cash earnings per share, but accretive to its cash earnings per share in 2014.

OrthoHelix will continue to operate under the OrthoHelix name, retain all of its product brand names in the market, and customers will continue to be served by OrthoHelix and their distribution partners. Central operations of the OrthoHelix business will remain based in Medina, Ohio as will its 80 dedicated employees.

Outlook

Excluding OrthoHelix acquisition and integration related charges, Tornier is reiterating its previously issued standalone financial guidance for fiscal 2012 and third quarter, which is contained in Tornier’s earnings release issued on August 7, 2012. Tornier expects to issue combined fiscal 2012 guidance reflecting the acquisition of OrthoHelix at the appropriate time once the transaction is closed.

OrthoHelix Acquisition Conference Call Information

Tornier will host a conference call today at 8:00 a.m. eastern time to discuss its agreement to acquire OrthoHelix. The call will be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s website at www.Tornier.com. Those without internet access may join the call from within the U.S. by dialing 1-877-673-5355; and outside the U.S., by dialing +1-760-666-3805.

A telephone replay will be available for two weeks following the call by dialing 1-855-859-2056 for domestic participants and +1-404-537-3406 for international participants. When prompted, please enter the replay pin number 24689595. For those who are not available to listen to the live webcast, the call will be archived for one year on Tornier’s website.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “should,” “project,” “anticipate,” “intend,” “plan,” “will,” “may,” “believe,” “could,” “would,” “continue,” “outlook,” “guidance,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Tornier’s financial guidance for the third quarter of 2012 and for the full year 2012, the anticipated effect of the acquisition of OrthoHelix on Tornier’s future revenues, earnings and other operating results, the anticipated effect of the acquisition on Tornier’s lower extremity market opportunity and focus, OrthoHelix’s projected 2012 sales, gross profit margin and EBITDA, Tornier’s intent to introduce OrthoHelix’s products internationally, anticipated benefits of the OrthoHelix acquisition, Tornier’s current plans with respect to OrthoHelix and its products, operations and employees, and the market potential and anticipated market acceptance of Tornier’s and OrthoHelix’s products. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, delays in completing the acquisition of OrthoHelix and the risk that the acquisition may not be completed at all; the anticipated incurrence of additional indebtedness by Tornier to pay the cash portion of the merger consideration; the failure by Tornier to obtain the necessary debt financing arrangements to fund the acquisition; failure to achieve the revenues, cost savings, earnings, growth prospects and any or other benefits and synergies expected from the acquisition or delays in realization thereof; delays and challenges in integrating the businesses after the acquisition is completed; operating costs and business disruption during the pendency of and following the acquisition, including adverse effects on employee retention and on business relationships with third parties, including physicians, providers and distributors; Tornier’s future operating results and financial performance; fluctuations in foreign currency exchange rates; the effect of global economic conditions and the European sovereign debt crisis; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates; potential product recalls; competitor activities and the costs and effects of litigation and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on serving extremities specialists who treat orthopaedic conditions of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of over 90 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world. For more information regarding Tornier, visit www.tornier.com.

About OrthoHelix Surgical Designs, Inc.

OrthoHelix is a medical device company developing a comprehensive line of implants and instruments for use in small bone reconstructive surgery. OrthoHelix is dedicated to being the most responsive device maker in the orthopedic industry while providing state of the art extremity fixation products that are reliable and easy to use. OrthoHelix’s vision is to be an orthopedic company that succeeds by listening to surgeons and providing them what they require for safer, faster, easier surgical procedures and improved patient outcomes. OrthoHelix takes pride in upholding values of Integrity, Compliance, Dedication, Focus and Speed. “Surgeons Speak. We Deliver.”® www.orthohelix.com .

Use of Non-GAAP Financial Measures

Tornier is utilizing certain non-GAAP financial measures in its discussion of its proposed acquisition of OrthoHelix, including earnings before interest, taxes, depreciation and amortization (EBITDA), cash earnings per share (EPS), and adjusted EPS. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

Contact:

Doug Kohrs

President and Chief Executive Officer

952-426-7606

dkohrs@tornier.com